SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2002



                        POMEROY COMPUTER RESOURCES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                            0-20022                  31-1227808
--------                            -------                  ----------
(State or other jurisdiction        (Commission             (IRS Employer
  of incorporation)                 file number)            Identification No.)


                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------


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Item  2.     Disposition  of  Assets
             -----------------------

On April 16, 2002 the Company closed the sale of a majority of the assets of its wholly owned subsidiary - Technology Integration Financial Services, Inc. ("T.I.F.S.") to Information Leasing Corporation ("ILC"), the leasing division of the Provident Bank of Cincinnati, Ohio. Vincent D. Rinaldi, a Director of the Company, is the President of ILC. ILC paid the Company book value for the net assets of T.I.F.S., which was approximately $3.1 million. In addition, ILC assumed and liquidated at the time of the closing approximately $18.9 million of the Company's debt related to leased assets owed by T.I.F.S. As part of the transaction, the Company signed an exclusive seven-year vendor agreement whereby the Company is appointed as an agent for remarketing and reselling of the equipment and will be paid a commission on lease transactions referred to and accepted by ILC.

The below unaudited summary balance sheet and income statement for the Company on a pro forma basis for the period presented is as if the sale of T.I.F.S. had closed as of the beginning of fiscal 2001. The adjustments from the historical to pro forma balance sheet include the removal of the net assets and liabilities from the sale and include the proceeds from the sale, which resulted in the generation of cash. The adjustments from the historical to pro forma income statement include the removal of the T.I.F.S. purchased assets operations for fiscal 2001. No other pro forma adjustments were necessary.


Condensed  Balance  Sheet
(in  thousands)                           Fiscal 2001
                                     -----------------------
                                     Historical   Pro Forma
                                     -----------  ----------
Cash                                 $     2,875  $   24,881
Accounts receivable                      171,988     165,234
Net investment in leases                  58,247       5,052
Other                                    108,608     108,200
  Total assets                       $   341,718  $  303,367

Current and long term notes payable  $    37,403  $    4,129
Other                                    113,553     109,737
Equity                                   190,762     189,501
  Total liabilities and equity       $   341,718  $  303,367


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Condensed  Income  Statement
(in  thousands,  except  per  share  data)

                                  Fiscal 2001
                            -----------------------
                            Historical   Pro Forma
                            -----------  ----------
Net sales and revenues      $   809,214  $  800,229
Gross Profit                $   103,277  $   98,516
Income from operations      $    14,341  $   12,386
Net income                  $     7,809  $    6,548
Earnings per common share:
  Basic                     $      0.62  $     0.52
  Diluted                   $      0.61  $     0.52

The pro forma summary balance sheets and income statements are presented for informational purposes only and are not necessarily indicative of the financial condition or results of operations that would have occurred had the sale of T.I.F.S. been completed as of the above date, nor are they necessarily indicative of future financial conditions or results of operations.

Item  7.     Exhibits
             --------

             99.8   Press Release dated April 16, 2002
             99.9 Asset Purchase Agreement by and among Technology Integration Financial Services, Inc., T.I.F.S. Advisory Services, Inc., Pomeroy Computer Resources, Inc., and Information Leasing Corporation as of February 27, 2002.
             99.10  Exclusive  Vendor  Agreement

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                POMEROY  COMPUTER  RESOURCES,  INC.
                                -----------------------------------



Date:  May 1, 2002                By:  /s/  Michael E. Rohrkemper
                                  ----------------------------------------------
                                  Michael E. Rohrkemper, Chief Financial Officer
                                  and Chief Accounting Officer


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